UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2011

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut 06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2011, Registrant announced that its Vice Chairman and Chief Financial Officer, Lawrence A. Zimmerman, would retire as Chief Financial Officer effective February 15, 2011. He will continue to serve as Registrant’s Vice Chairman until April 1, 2011. Luca Maestri, current Chief Financial Officer of Nokia Siemens Networks, will become Registrant’s Executive Vice President and Chief Financial Officer effective February 16, 2011.

Mr. Maestri, 47, joined Nokia Siemens Networks as Chief Financial Officer in 2008 following a 20-year career with General Motors Corporation. He has served as Chief Financial Officer of GM Europe and GM Brazil, and was executive-in-charge of the Fiat Alliance for GM Europe in Switzerland. Earlier in his career, he held several executive finance positions with GM in Europe and Asia Pacific. He holds a bachelor’s degree in economics from Luiss University in Rome and a master’s degree in science of management from Boston University.

Registrant issued a press release on January 26, 2011 announcing the retirement of Mr. Zimmerman and the appointment of Mr. Maestri. A copy of the press release is attached as Exhibit 99.1 to this Report.

The key terms of Mr. Maestri’s compensation arrangements are described in the offer letter dated December 20, 2010, a copy of which is attached as Exhibit 10 (cc) to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10 (cc)	Offer Letter dated December 20, 2010 addressed to Mr. Maestri
99.1	Registrant’s press release dated January 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ Don H. Liu
Don H. Liu
Senior Vice President and
Secretary

Date: January 26, 2011

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10 (cc)	Offer Letter dated December 20, 2010 addressed to Mr. Maestri
99.1	Registrant’s press release dated January 26, 2011